Exhibit 5.2

January 14, 2009

Board of Directors
Rentech, Inc.
10877 Wilshire Boulevard, Suite 710
Los Angeles, CA  90024

Re:	Rentech, Inc.
Registration Statement on
Form S-3, No. 333-132594

Gentlemen:

We have acted as special Colorado counsel for Rentech, Inc., a Colorado corporation (“Rentech”).  We are furnishing this opinion in connection with the (a) Registration Statement on Form S-3 (Registration No. 333-132594) filed by Rentech on March 20, 2006 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the Prospectus Supplement dated January 14, 2009 relating to such Registration Statement and filed with the Commission on January 14, 2009 (the “Prospectus Supplement”), and (c) the Current Report on Form 8-K of Rentech dated January 14, 2009, pertaining to the Warrants and Warrant Shares as defined below (the “January Form 8-K”) which will include this opinion letter as an exhibit and results in incorporation by reference of this opinion letter as Exhibit 5.2 to the Registration Statement.  The Registration Statement referenced above is called the “Registration Statement.”  The prospectus contained in the Registration Statement at the time the Registration Statement became effective (as supplemented from time to time), the Prospectus Supplement and the January Form 8-K are called herein the “Prospectus.”  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus other than as to the authority to issue the Warrants under Colorado corporate law and the valid issuance of the Warrant Shares under Colorado corporate law.

Pursuant to the Prospectus, Rentech is offering warrants (the “Warrants”) to purchase up to 4,993,379 shares of its common stock (the “Warrant Shares”).

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  We have relied upon the foregoing and upon certificates and other assurances of officers of Rentech and others as to factual matters without having independently verified such factual matters.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures on original documents; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the due authorization, execution and delivery of all documents by parties other than Rentech; and (vii) the obligation of parties to the First Amendment to Amended and Restated Credit Agreement and Waiver referred to in the Prospectus and the Warrants being valid, binding and enforceable.

We are opining herein as to the Colorado Business Corporation Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that as of the date hereof:

(1) Rentech has the corporate authority pursuant to its Amended and Restated Articles of Incorporation to issue the Warrants and Warrant Shares.

(2) Rentech has duly authorized the issuance of the Warrants.

(3) The Warrant Shares have been duly authorized by Rentech for issuance upon exercise of the Warrants and, when issued upon such exercise in accordance with the terms of the Warrants (including receipt by Rentech of the exercise price therefore), will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.2 to the January Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus.  The foregoing, however, shall not constitute an admission to our being experts within the meaning of the Securities Act.

Very truly yours,

/s/ Holland & Hart LLP